UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2016

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 13, 2016, Sonus Networks, Inc. (the “Company”) and Bank of America, N.A. (“Bank of America”) entered into a Second Amendment to Credit Agreement (the “Second Amendment”), which amends that certain credit agreement (the “Credit Agreement”) by and among the Company, as Borrower, Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders from time to time party thereto, as amended by that certain First Amendment to Credit Agreement, dated June 26, 2015 (the “First Amendment”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Certain terms of the Credit Agreement have been amended by the Second Amendment, including, among other things: (i) an increase of the commitments from $15 million to $20 million; (ii) an extension of the maturity date to June 30, 2017; (iii) a reduction of the aggregate amount of cash and Cash Equivalents that the Loan Parties are required to hold at any time from $85 million to $50 million, and (iv) a reduction of the commitment fee on the unused commitments available for borrowing from 0.15% to 0.1125%.

The forgoing description of the Second Amendment, including certain terms in this description which are defined in the Credit Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K on June 30, 2014, as amended by the terms of the First Amendment, filed as Exhibit 10.1 to the Company’s Form 8-K on June 30, 2015, and the Second Amendment, which Second Amendment is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in “Item 1.01. Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K related to the Company’s entry into the Second Amendment is incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (the “Annual Meeting”) on June 9, 2016 to consider and vote upon the matters listed below.  The proposals are described in detail in the Company’s Definitive Proxy Statement, which was filed with the United States Securities and Exchange Commission on April 28, 2016 (the “Proxy Statement”).  The final voting results from the Annual Meeting are set forth below.

(1)                                 The stockholders elected each of the eight nominees to the Board of Directors of the Company to hold office until the 2017 annual meeting of stockholders by a plurality of votes cast:

Director	For	Withhold Authority	Broker Non-Votes
Matthew W. Bross	22,448,085	10,175,127	14,291,102
Raymond P. Dolan	32,219,371	403,841	14,291,102
Beatriz V. Infante	31,870,725	752,487	14,291,102
Howard E. Janzen	32,134,084	489,128	14,291,102
Richard J. Lynch	32,189,958	433,254	14,291,102
Pamela D.A. Reeve	31,842,201	781,011	14,291,102
John A. Schofield	31,828,253	794,959	14,291,102
Scott E. Schubert	32,165,038	458,174	14,291,102

(2)                                 By the following vote, the stockholders approved an amendment and restatement of the Company’s stock incentive plan:

For	22,050,641
Against	10,073,545
Abstain	499,026
Broker Non-Votes	14,291,102

(3)                                 By the following vote, the stockholders did not approve a stock option exchange program:

For	15,875,222
Against	16,247,849
Abstain	500,141
Broker Non-Votes	14,291,102

(4)                                 By the following vote, the stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	44,687,028
Against	468,502
Abstain	1,758,784

(5)                                 By the following vote, the stockholders did not approve an advisory vote concerning the compensation paid to the Company’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narratives contained in the Proxy Statement:

For	14,088,939
Against	17,946,986
Abstain	587,287
Broker Non-Votes	14,291,102

The Compensation Committee of the Board of Directors of the Company will consider the outcome of the advisory vote when making future compensation decisions relating to the compensation paid to the Company’s named executive officers.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1

Second Amendment to Credit Agreement, dated as of June 13, 2016 by and between Sonus Networks, Inc., as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2016		SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Second Amendment to Credit Agreement, dated as of June 13, 2016 by and between Sonus Networks, Inc., as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Lender.